                                                                    EXHIBIT 10.1


                       C. LANCASHIRE EMPLOYMENT AGREEMENT

                  This Employment Agreement (this "Agreement") is made effective on April 29, 1997, by and between DPRC Acquisition Corp., a California corporation ("Acquisition"), and Christopher W. Lancashire, an individual ("Employee"), with reference to the following:

                  A. Acquisition wishes to employ Employee, and Employee wishes to be employed by Acquisition, as an employee of Acquisition, including the position of Chief Executive Officer and President of Acquisition.

                  B. Acquisition and Employee now wish to memorialize their agreement regarding the employment and compensation of Employee.

                  NOW, THEREFORE, in consideration for the promises and obligations set forth below, Acquisition and Employee agree as follows:

1.        EMPLOYMENT AND TERM.
          --------------------

          1.1 Acquisition agrees to employ, and Employee agrees to be employed by Acquisition, on the terms and conditions described below (the "Employment").

          1.2 The term of this Agreement (the "Initial Term") shall commence on the date hereof and continue until December 31, 1998 unless sooner terminated pursuant to the terms hereof.

2.        DUTIES.
          -------

          Employee agrees that during the Employment, Employee shall serve as an employee of Acquisition and as Chief Executive Officer and President of Acquisition at Acquisition's offices located at 801 North Brand Boulevard, Suite 650, Glendale, California. Whereas Employee shall ultimately be responsible to the Board of Directors of Acquisition, Employee shall report directly to and be directed in his duties by the Chief Executive Officer of Data Processing Resources Corporation, a California corporation ("DPRC").

3.        COMPENSATION.
          -------------

          3.1 As consideration for said performance of duties and adherence to the covenants in this Agreement, Employee shall be entitled to the compensation set forth on Exhibit "A" attached hereto and incorporated herein by this reference (the
                  "Compensation").

          3.2 Employee understands and acknowledges that the Compensation will constitute the full and exclusive consideration to be received by Employee for all services performed by Employee in connection with Acquisition's employment of Employee, and for the performance of all his promises and obligations under this Agreement.


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          3.3     Aside from the Compensation, Acquisition may adopt, or
                  continue in force, benefit plans for the benefit of its employees or certain of its employees, which may include, but not be limited to, group life insurance, medical insurance, etc. Acquisition may terminate any or all such plans at any time and may choose not to adopt any additional or replacement plans. Employee's rights under any benefits plans now in force or later adopted by Acquisition shall be governed solely by the terms of such plans.

4.        DUTY TO DEVOTE TIME AND AVOID CONFLICT OF INTEREST.
          ---------------------------------------------------

          Employee agrees that during the Employment he shall devote his full-time efforts to his duties as Chief Executive Officer and President of Acquisition. During the Employment, Employee shall not, directly or indirectly, engage or participate in any activities which are in conflict with the best interests of Acquisition.

5.        COMPLIANCE WITH RULES AND REGULATIONS.
          --------------------------------------

          Employee agrees to comply with Acquisition's current rules, regulations and practices, including but not limited to those rules concerning vacation and sick leave, as they may from time to time be adopted or modified, so long as they are uniformly applied to all employees.

6.        TRADE SECRETS OF THE COMPANY.
          -----------------------------

          6.1 Employee acknowledges and understands that during the Employment, Employee will have access to and will utilize and review information which constitutes valuable, important and confidential trade secrets, as that term is interpreted under the Uniform Trade Secrets Act (California Civil Code Section 3426 et seq.) and/or confidential and proprietary material and information of or relating to the business of Acquisition, DPRC and their respective affiliates (collectively, the "Company") necessary for the successful conduct of the Company's business. This information includes, but is not limited to: (a) The Company's listings of and data regarding the Company's customer and clients (sometimes collectively referred to in this Agreement as the "Clients") (past and current); (b) the Company's information regarding potential customers and clients; (c) data relating to the personnel, supervisory structure and procedures of the Clients; (d) specific computer technician staffing needs of the Clients;
                  (e) the identity, whereabouts, capabilities and availability of contractors in the Company's database; (f) the Company's bidding, billing and pricing practices; (g) the nature and type of services rendered by the Company to the Clients; and
                  (h) other methodologies, computer programs, employee and contractor resumes, employee databases, processes, compilations of information, results of proposals, job notes, reports, and records (all of which

                                       2.


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                  information is sometimes referred to in this Agreement as the
                  "Secrets"). Employee understands further that the Secrets have been and will be accumulated by Employee and other personnel at the Company at a considerable expense to the Company (including but not limited to compensation paid to the Company personnel dealing with the Secrets and the Clients), and that the Company has and will continue to expend its resources in order to maintain actively and vigorously the confidentiality of the Secrets, as such information is extremely valuable to the Company, and well worth the expense of enforcement and preservation of such confidentiality. Accordingly, Employee agrees as follows:

                  (a) All of the Secrets shall be safeguarded and treated as confidential by Employee.

                  (b) Any and all data, notes, letters, computer programs and data, reports, telephone records and all other written documentation relating to the business of the Company (including but not limited to the Secrets) that may be collected, compiled, written, reviewed or conceived by Employee from or by reason of services performed by Employee for the Company shall become the absolute property of the Company, and Employee shall not assert or establish a claim for any statutory or common law right or any other possessory or proprietary right with respect to any of the above.

                  (c) Employee shall hold the Secrets in strictest confidence, and shall not (i) disclose any Secrets to any person, corporation, firm, or other entity, either during the Employment or afterward, or (ii) use any or all of the Secrets in Employee's subsequent business or employment, without the prior express written authorization of the Company.

                  (d) Employee shall not otherwise commit any act which shall compromise the confidentiality of the Secrets, including but not limited to making a copy of such property (whether electronic, paper or otherwise) without the prior express written authorization of the Company.

7.        CONFIDENTIAL INFORMATION OF CLIENTS.
          ------------------------------------

          All ideas, concepts, information and written material disclosed to Employee by the Company, or acquired from any of the Clients, and all financial, accounting, statistical personnel, and business data and plans of the Clients, are and shall remain the sole and exclusive property and proprietary information of the Company, or said Client, and are disclosed in confidence by the Company or permitted to be acquired from the Clients in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of the Company's business.

                                       3.


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          Employee agrees to execute DPRC's standard confidentiality agreement requested from each of its employees, at such time as he shall be requested by the Company to do so.

8.        RETURN OF INFORMATION.
          ----------------------

          At the time of the termination of the Employment, Employee agrees to deliver promptly to the Company all notes, books, electronic data (regardless of storage media), correspondence and other written or graphical records (including all copies thereof) in Employee's possession or under Employee's control relating to any business, work, the Clients or any other aspect of the Company, including not limited to each original and all copies of all or any part thereof.

9.        COOPERATION.
          ------------

          Employee agrees that, both during the Employment and afterward, he will give evidence and testimony at Acquisition's expense, and perform all acts which are necessary to carry out and fulfill the purposes and intents of this Agreement.

10.       REMEDIES: INJUNCTIVE RELIEF.
          ----------------------------

          In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that the Company, in addition to and not in limitation of any other rights, remedies, or damages available to the Company at law or in equity, shall be entitled to a preliminary and a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Employee.

11.       TERMINATION OF EMPLOYMENT.
          --------------------------

          11.1 Acquisition and Employee each acknowledge and understand that the Employment is terminable by Acquisition with cause (as defined below) without advance notice. For the purposes of this Agreement, termination "with cause" shall mean (a) Employee shall have been convicted of a violation of law involving moral turpitude or a felony; (b) Employee shall have intentionally embezzled any property belonging to the Company or shall have willfully injured the Company or any of the Company's tangible or intangible property (other than injuries to such tangible or intangible property occurring in the ordinary course of business); (c) Employee shall be engaged in other willful misconduct or shall have been grossly negligent in the performance of his duties or obligations hereunder, which other willful misconduct or gross negligence shall have materially and adversely affected the business or reputation of the Company, (d) a material violation of

                                       4.


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                  Section 6 or 7 of this Agreement, (e) a material violation of
                  Article 9 of the Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement"), by and among Acquisition, DPRC, Employee and certain others, or (f) Employee shall have breached any of the other material provisions hereof, which breach shall not have been cured by Employee within a period of 30 days after receipt by Employee of written notice from Acquisition of such breach. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of the Employment by Acquisition for cause, Acquisition shall have no further obligation to Employee under this Agreement by way of compensation or otherwise, but Employee's duties under Sections 6 through 9, inclusive, shall continue after said termination of Employment.

          11.2 Acquisition and Employee each acknowledge and understand that the Employment is not terminable by Acquisition without cause (see the definition of "with cause" in Paragraph 11.1 above). In the event that Acquisition terminates the Employment without cause prior to the termination of the Initial Term as provided in Section 1.2, above, Acquisition shall (i) pay to Employee the base salary of the Compensation and provide the same health and life insurance benefits to which Employee was entitled during the Employment, in each case (i.e., base salary and benefits), until the earlier to occur of (a) December 31, 1999, or (b) the date upon which Employee violates Section 6 or 7, above, and (ii) cause the release of all of the Escrowed Shares to the Shareholders (as such capitalized terms are defined in that certain Escrow Agreement dated of even date herewith, by and among DPRC, Acquisition, Employee and certain others. For the purposes of this Agreement, the term "without cause" shall mean any circumstances by which this Agreement is terminated other than
                  (i) voluntary termination by Employee (other than as a result of Employee being required to move from the greater Los Angeles area, or Acquisition's breach of any material provision of this Agreement or the Merger Agreement which is not cured by Acquisition within 10 business days from the date of Employee's notice of such breach), or (ii) termination by DPRC "with cause", as defined in Section 11.1, above. By way of clarification and not limitation, if the Employment shall cease by reason of (1) the death of Employee, or (2) Employee's permanent disability (as defined below), such termination of the Employment shall be deemed to be made by DPRC without cause except that in such circumstances Acquisition shall have no obligation hereunder to cause an early release of the Escrowed Shares to the Shareholders. For the purposes of this Agreement, Employee shall be deemed disabled in the event that, by reason of sickness, physical or mental impairment or injury, Employee's ability to perform his duties under this Agreement is impaired more than twenty-five percent (25%) for a period of six (6) consecutive months or for nine (9) months in any twelve (12) month period, such disability to be determined independently by a physician of Employee's choosing and by a physician of Acquisition's choosing. If such

                                       5.


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                  two (2) chosen physicians are unable to agree upon whether
                  Employee shall be disabled, as defined above, they shall agree upon a third physician, whose conclusion on such matter shall be final.

          11.3 The payments contemplated by this Section 11 shall constitute the exclusive and sole remedy for any termination of Employee's employment by Acquisition (whether pursuant to, or in violation of, the terms of this Agreement), and Employee covenants not to assert or pursue any remedies, other than an action to enforce the payments due to Employee under this Agreement, at law or in equity, with respect to any termination of employment.

          11.4 Acquisition and Employee each acknowledge and understand that the Employment is terminable by Employee by giving Acquisition ninety (90) days' advance written notice. Upon Employee's voluntary termination of the Employment, except as provided in
                  Section 11.2, above, Acquisition shall have no further obligation to Employee under this Agreement by way of compensation or otherwise (except for the obligation to pay any of the Compensation to which Employee may be entitled at the time of such termination), but Employee's duties under Sections 6 through 9, inclusive, shall continue after said termination of the Employment.

          11.5 No policies or procedures Acquisition or benefits provided by Acquisition, whether oral or written express or implied, formal or informal, are intended, nor shall they be construed to limit the right or ability of Acquisition or Employee to terminate the Employment as set forth above. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of Employment neither Acquisition nor Employee shall have any further obligation to each other way by way of compensation or otherwise.

12.       MISCELLANEOUS PROVISIONS.
          -------------------------

          12.1 In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement.

          12.2 This Agreement shall be binding upon the heirs, executors, administrators, and successors-in-interest of the parties hereto.

          12.3 This Agreement shall be construed and enforced according to the laws of the State of California, exclusive of its choice of law rules.

                                       6.


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          12.4    This Agreement supersedes all previous correspondence,
                  promises, representations, and agreements, if any, either written or oral. No provision of this Agreement may be modified except by a writing signed by both Acquisition (after approval by its board of directors) and Employee.

          12.5 Any Action arising out of or in connection with this Agreement shall be resolved in accordance with Section 11.3 of the Merger Agreement.

13.       ACKNOWLEDGMENT BY EMPLOYEE.
          ---------------------------

          Employee has carefully read and considered the provisions of this Agreement and agrees that all of the above-stated restrictions, obligations and promises are fair and reasonable and reasonably required for the protection of the interests of Acquisition. Employee further acknowledges that the goodwill and value of Acquisition is enhanced by these provisions and that said enhancement is desired by Employee. Finally, Employee indicates his acceptance of this Agreement by signing and returning the enclosed copy of this Agreement where indicated below.

"ACQUISITION"                                  "EMPLOYEE"

DPRC ACQUISITION CORP.,
 a California corporation



By: /s/ David M. Connell                       /s/ Christopher W. Lancashire
    --------------------                       -----------------------------
     David M. Connell                          CHRISTOPHER W. LANCASHIRE
     President



Dated:  April 29, 1997                         Dated:  April 29, 1997





                                       7.


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                                    EXHIBIT A

                    Compensation of Christopher W. Lancashire
                    -----------------------------------------

          The following summarizes the compensation to which Employee shall be entitled under the foregoing terms of this Employment Agreement.

1.        BASE SALARY:              Employee's base annual salary during the Term shall be
          -----------               $140,000 per year, paid in at least bi-weekly installments.

2.        VACATION:                 During the Employment, Employee shall be entitled to take
          --------                  four (4) weeks of paid vacation time per calendar year of
                                    Acquisition (plus such other time as may be permitted by
                                    the Board); provided, however, that any such vacation time, if not used in a calendar year of Acquisition, shall expire on
                                    December 31 of such calendar year, except that not more
                                    than one week of such unused vacation shall remain
                                    available thereafter but shall expire if not used by March 31 of the following calendar year.

3.        OTHER BENEFITS:           Employee shall be entitled to participate in and receive
          --------------            Benefits under all profit-sharing plans, pension plans, group medical plans and other benefit plans for the payment of
                                    additional compensation or benefits to employees of
                                    Acquisition which Acquisition at any time maintains for
                                    executive employees.

4.        BUSINESS
          EXPENDITURES:             Employee is authorized to incur reasonable expenses for
          ------------              promoting and conducting the business of Acquisition,
                                    including but not limited to expenditures for entertainment and travel.  Acquisition shall reimburse Employee monthly
                                    for all such business expenses upon presentation of
                                    reasonable documentation establishing the amount, date,
                                    place and essential character of the expenditures.

5.        OTHER BENEFITS:           Employee shall be entitled to receive, under DPRC's 1994
          --------------            Stock Option Plan, as amended (the "Plan"), options to
                                    purchase a number of shares of the Common Stock of
                                    DPRC (to be determined in accordance with Section 8.8 of
                                    the Agreement and Plan of Merger dated April 29, 1997) at
                                    a purchase price equal to the fair market value of such
                                    shares as of the date of grant (as determined by the Plan).
                                    These options shall, to the maximum extent permitted by
                                    law, constitute stock options within the meaning of Section
                                    422 of the Internal Revenue Code.


                                   Exhibit A
                                  Page 1 of 1